Exhibit 10.1

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is dated as of October 20, 2006, between Meadow Valley Corporation, a Nevada corporation (the “Company”), on the one hand, and the Purchaser(s) listed on Schedule 1.1 attached hereto (the “Purchaser”), on the other hand.  The Company and the Purchaser may hereinafter be referred to collectively as the “Parties” or individually as a “Party.”  Except as otherwise indicated herein, capitalized terms used herein shall have the meaning as defined in Exhibit A attached hereto.

PRELIMINARY STATEMENTS

A.            The Company wishes the Purchaser to make an equity investment in the Company.

B.            The Company and the Purchaser desire to enter into an agreement pursuant to which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, the restricted common stock and the warrants described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

STATEMENT OF AGREEMENT

ARTICLE I

ISSUANCE AND PURCHASE OF UNITS

1.1           Issuance and Purchase of Units.  Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of units (the “Units”) of the Company’s securities set forth on Schedule 1.1 to this Agreement at a price per Unit of $9.00  (the “Purchase Price”).  Each Unit shall consist of one share of Common Stock, par value $.001 per share, and one tenth of a Warrant to purchase one share of Common Stock.  A copy of the form of Warrant is annexed as Exhibit B. The Company shall issue no more than 830,000 Units pursuant to this Agreement and similar Agreements with other purchasers under a Confidential Term Sheet (the “Term Sheet”) dated October 12, 2006, as Supplemented.

1.2           Settlement.  (a) Provided that the gross proceeds received by the Escrow Agent, as defined in the Term Sheet, from the Purchaser and other purchasers who enter into similar agreements with the Company pursuant to the Term Sheet (the “Other Purchasers”) are at least 555,500 Units, the settlement of the transactions contemplated herein (the “Settlement”) shall take place at the offices of Wunderlich Securities, Inc., 6000 Poplar Avenue, Suite 150, Memphis, Tennessee  38119 at 11:00 a.m. central time on  such date as the Parties may mutually agree, but in no event later than November 20, 2006 (the “Settlement Date”).  If as of the Termination Date, as defined by the Term Sheet, the aggregate gross proceeds received by the Escrow Agent from the Purchaser and Other Purchasers is less than the lesser of (i) $4,999,500 or (ii) the gross proceeds from the sale of 555,500 Units, then this Agreement shall terminate, no Settlement shall take place and all funds shall be returned by the Escrow Agent; (b) at the settlement, the Company shall issue to Purchaser the Units  and deliver to Purchaser certificates for the shares of Common Stock and Warrants duly registered in the name of Purchaser and the Company shall deliver  a legal opinion from the Company’s counsel, Brownstein Hyatt & Farber, P.C., in form and substance satisfactory to Wunderlich Securities, Inc., and expressing the opinions identified on Schedule 1.2(c) hereto; (c) if the Settlement has occurred and all of the Units have not been sold and paid for, the proceeds of the Purchaser’s subscription shall be held in escrow by the Escrow Agent until a second Settlement has occurred at which time the offering under the Term Sheet will terminate; and (d) if the Purchaser has funds in its account with Wunderlich Securities, Inc., it authorizes such firm to deliver the Purchase Price to the Escrow Agent.

ARTICLE II

RESTRICTIONS ON TRANSFERABILITY

The Units shall not be transferred before satisfaction of the conditions specified in this Article II, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws with respect to the transfer of any Units.  Purchaser, by entering into this Agreement and accepting the Units, agree to be bound by the provisions of this Article II.

2.1           Restrictive Legend.  Except as otherwise provided in this Article II, each certificate representing shares of Common Stock (the “Common Stock”) and Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AT THE TIME OF SALE OR THE HOLDER SUBMITS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE.  SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE UNIT  PURCHASE AGREEMENT, DATED AS OF OCTOBER 20, 2006, BETWEEN MEADOW VALLEY CORPORATION AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF MEADOW VALLEY CORPORATION AND WILL BE FURNISHED

WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.  THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH UNIT  PURCHASE AGREEMENT.”

2.2           Transfers. The Purchaser agrees that it will not sell, transfer or otherwise dispose of any shares of restricted Common Stock or Warrants, in whole or in part, except pursuant to an effective registration statement under the Securities Act or the Purchaser submits an opinion of counsel reasonably satisfactory to the Company that an exemption from registration exists thereunder.  Each certificate, if any, evidencing such shares of restricted Common Stock and Warrants issued upon such transfer shall bear the restrictive legend set forth in Section 2.1, unless in the written opinion of the transferee’s or Purchaser’s counsel delivered to the Company in connection with such transfer (which opinion shall be reasonably satisfactory to the Company) such legend is not required in order to ensure compliance with the Securities Act.

2.3           Termination of Restrictions.  The restrictions imposed by this Article II upon the transferability of the restricted Common Stock and Warrants and the legend requirement of Section 2.1 shall terminate as to any particular share or Warrant (i) when and so long as such security shall have been registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Purchaser thereof shall have delivered to the Company the written opinion of counsel to such Purchaser, which opinion shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Securities Act.  Whenever the restrictions imposed by this Article II shall terminate as to any restricted Common Stock or Warrants, as herein above provided, the Purchaser thereof shall be entitled to receive from the Company, at the expense of the Company, a new certificate representing such Common Stock or Warrants, not bearing the restrictive legend set forth in Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser entering into this Agreement and purchasing the Units, the Company represents and warrants to the Purchaser, which representation and warranty shall be true and correct as of the date signed by the Purchaser and as of the date of the  Settlement, as follows:

3.1           Corporate Status.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted.  The Company and its Subsidiaries are qualified or licensed to conduct business in all jurisdictions where its or their ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on the Company.  There is no pending, or to the knowledge of the Company threatened, proceeding for the dissolution or liquidation or involving the insolvency of the Company or any of its Subsidiaries.

3.2           Corporate Power and Authority.  The Company has the corporate power and authority to execute and deliver this Agreement and the Units, to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby.  The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Units and the transactions contemplated hereby and thereby. The Company has reserved with its stock transfer agent the shares of Common Stock issuable upon exercise of the Warrants.

3.3           Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.4           Non-Contravention and No Violation.  The Company is not in violation of or default under, nor will the execution and delivery by the Company of  this Agreement, the consummation of the transactions contemplated hereby and thereby, and the compliance by the Company with the terms and provisions hereof and thereof,  (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any material portion of the Company’s or its Subsidiaries’ properties or assets may be bound, (b) violate any Requirement of Law applicable to the Company or any of its Subsidiaries or any material portion of the Company’s properties or assets  (c) result in the imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or conflict with the Company’s Articles of Incorporation or Bylaws or under any indenture, mortgage Contract or instrument to which the Company is a party, except where any of the foregoing would not have a Material Adverse Effect on the Company.

3.5           Consents/Approvals.  No consent, approval, waiver or other action by any Person under any Contract to which either the Company or any of its Subsidiaries is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by the Company of this Agreement  and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on the Company.

3.6           Capitalization.  The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.  As of October 12, 2006, the Company had outstanding 4,165,963 shares of Common Stock, all of which were duly authorized, validly issued, fully paid and non-assessable and had no outstanding shares of Preferred Stock.  Except (a) as contemplated by this Agreement and  (b)  options to acquire 465,138 (not including 80,000 options authorized by the Board of Directors but not yet granted) shares of Common Stock under the Company’s option plans and equity incentive plans,  there are (x) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, the Company outstanding or authorized, (y) the consummation of the transactions consummated by this Agreement will not cause any anti-dilution adjustments to be made to any of the Company’s outstanding securities and (z) no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock.  Upon delivery to the Purchaser of the certificates representing the shares of Common Stock and Warrants and payment of the Purchase Price, the Purchaser will acquire good, valid and marketable title, subject to the limitations on marketability contained in this Agreement or imposed pursuant to the Securities Act, to and beneficial and record ownership of the Units, and the shares of Common Stock and Warrants contained in the Units will be validly issued, fully paid and non-assessable.   Within the last three years, all prior sales of securities of the Company were either registered under the Securities Act and applicable state law or were exempt from registration.

3.7           SEC Reports and Nasdaq Eligibility.  Since September 30, 2005, the Company has made all filings (the “SEC Reports”) required to be made by it under the Securities Act  and the Securities Exchange Act of 1934, (the “Exchange Act”).  The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any Requirements of Law.  The SEC Reports, when filed, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company has delivered or made accessible to Purchaser true, accurate and complete copies of the SEC Reports which were filed with the SEC since September 30, 2005.  The Company’s Common Stock is currently eligible for trading on the Nasdaq SmallCap  Market.

3.8           Financial Statements.  Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Company and its Subsidiaries for the periods or as of the dates therein set forth in accordance with GAAP consistently applied  and, where applicable, the rules of the SEC and the Public Company Accounting Oversight Board, during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).

3.9           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date of this Agreement.  The Company and the Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.10         Undisclosed Liabilities. As of June 30, 2006, except for liabilities and losses incurred in the ordinary course of business since that date , the Company and its Subsidiaries did  not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not fully and adequately reflected or reserved for in the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, or otherwise disclosed in the SEC Reports. The Company is not the subject of any inquiry, investigation or similar matter being conducted by the SEC, any state securities regulator, the Nasdaq Stock Market, or other government body.

3.11         Material Changes.  Except as set forth in the SEC Reports, since June 30, 2006,  there has been no Material Adverse Change in or which may be reasonably expected to affect the Company.  In addition, the description of the Company’s business contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is not materially inconsistent with its current operations.  Except as set forth in the SEC Reports, since June  30, 2006, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Company with respect of the Common Stock.

3.12         Litigation.  Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court, government or other authority against the Company or its Subsidiaries which could have, or is a  party to any litigation or similar proceeding including an arbitration proceeding which could have, if decided adversely to their interests, a Material Adverse Effect on the Company. The Company has not received notice of (i) any customer or other complaint threatening any litigation or other such proceeding or (ii) any investigation, inquiry or similar proceeding from any governmental authority or agency.

3.13         Investment Company.  The Company is not and after giving effect to the sale of the Units will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.14         No Commissions.  Except for fees payable to Wunderlich Securities, Inc., the Company has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the purchase of the Units.

3.15      Title.   Except as set forth on Schedule 3.15 hereto, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all Liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company hold properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease.  The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

3.16         Compliance With Laws, Licenses, Etc.  The Company has not received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect on the business or operations of the Company.  The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively “Licenses”) required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a Material Adverse Effect on the business of the Company.  The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

3.17         Exemption From Registration.  Based upon the representations and warranties of each of the Purchaser and each other purchaser, the sale of the Units is exempt from the registration requirements of the Securities Act.

3.18         Eligibility to Use Form S-3.  The Company is eligible to use Form S-3 and intends to use such form for the public sale by the Purchaser of the shares of Common Stock contained in the Units and issuable upon exercise of the Warrants under a Registration Rights Agreement of even date.

3.19         Stock Options.  With regard to the Company’s practices in connection with the granting of stock options, it has:  (i) granted all stock options at or above the fair market value as determined by its relevant stock option or equity incentive plan, (ii) utilized the date of (or a date after) any applicable meeting of its board of directors or committee of its board of directors for the purposes of determining fair market value of stock options it has granted, (iii) the Company has not granted any stock options to its officers and directors at a time while the Company was in possession of any material, non-public information, and (iv) the Company is not aware of any inquiry or investigation which has been initiated or is being considered with respect to its stock option practices, whether by its registered independent public accounting firm, independent counsel or other party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to the Company entering into this Agreement and issuing and/or selling the Units, each Purchaser represents and warrants to the Company as follows:

4.1           Investment Intent.  The Purchaser is acquiring the Units hereunder for the Purchaser’s own account and with no present intention of distributing or selling the Units or any interest in the Units. The Purchaser agrees that it will not sell or otherwise dispose of any of the Units  or any interest in the Units  unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of the Purchaser’s counsel delivered to the Company (which opinion shall be reasonably satisfactory to the Company) such sale or other disposition is exempt from registration or qualification under the Securities Act and applicable state securities laws.  The Purchaser understands that the sale of the Units acquired by the Purchaser hereunder has not been registered under the Securities Act, but the Units are issued through transactions exempt from the registration requirements of, among other things, Section 4(2) of the Securities Act and Rule 506 thereunder, and that the reliance of the Company on such exemption from registration is predicated in part on these representations and warranties of the Purchaser.  The Purchaser acknowledges that pursuant to Section 2.1 a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the shares of Common Stock and Warrants until such legend is permitted to be removed under applicable law. The Purchaser will have no right to require registration of the shares of Common Stock or the Warrants, and the Company is under no obligation to cause an exemption for resale to be available or register the shares of Common Stock or Warrants, except as provided in the Registration Rights Agreement attached as Exhibit C hereto.

4.2           Adequate Information.  The Company has made available and the Purchaser has reviewed such information that the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Units including, without limitation, the Company’s Form 10-K for the fiscal year ended December 31, 2005, Form 10-Qs for the quarterly periods ended  March 31, 2006, and June 30, 2006, Proxy Statement filed with the SEC on April 27, 2006 and Current Reports on Form 8-K filed with the SEC since March 31, 2006.

4.3           Opportunity to Ask Question.  The Purchaser has had the opportunity to question, and, to the extent deemed necessary or appropriate, has questioned representatives of the Company so as to receive answers and verify information obtained in the Purchaser’s examination of the Company, including the information that the Purchaser has reviewed in relation to its investment in the Units.

4.4           No Other Representations.  No oral or written representations have been made to the Purchaser in connection with the Purchaser’s acquisition of the Units which were in any way inconsistent with the information reviewed by the Purchaser. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, any of its Subsidiaries, any of their respective businesses, properties or prospectus or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof.  The Purchaser has not made its decision to acquire Units or to execute and deliver this Agreement on the basis of any belief that any officer, director or affiliate of the Company or any current stockholder of the Company would make an investment in the Company now or in the future.

4.5           Knowledge and Experience.  The Purchaser is an accredited investor as such term is defined in Rule 501 under the Securities Act.  The Purchaser has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the Common Stock and other securities of new and speculative companies), so as to enable the Purchaser to utilize the information made available to the Purchaser in order to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto. The information submitted to the Company on the Purchaser Suitability Questionnaire submitted with this Agreement by the Purchaser is true and correct.

4.6           Additional Representations.              Each Purchaser will make such additional representations and warranties and furnish such information regarding the Purchaser’s investment experience and financial position as the Company may reasonably require, and if there should be any material change in the information set forth herein or in the Purchaser Suitability Questionnaire prior to the closing of the sale of the Units, the Purchaser will immediately furnish such revised or corrected information to the Company.

4.7           Term Sheet.  The Purchaser has received a copy of the Term Sheet dated October 12, 2006 and any and all amendments, supplements and Appendices thereto.  Except for the information contained in the Term Sheet, as amended or supplemented  and except for the information that the Purchaser or its advisors, if any, have requested and been furnished in writing, neither the Purchaser nor its advisors has been furnished any offering material or literature by the Company or Wunderlich Securities, Inc.

4.8           Independent Decision.  The Purchaser is not relying on the Company, Wunderlich Securities, Inc. or on any legal or other opinion in the materials reviewed by the Purchaser with respect to the financial or tax considerations of the Purchaser relating to its investment in the Units.  The Purchaser has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire the Units.  The Purchaser has been afforded the opportunity to obtain, and has been furnished, all material that it has requested relating to the proposed operation of the Company, any other matters relating to the business and properties of the Company and the offer and sale of the Units.

4.9           Legal Existence and Authority.  If the Purchaser is a corporation, partnership, limited liability company, trust or other entity, the Purchaser has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to acquire and hold the Units  and to execute, deliver and comply with the terms of this Agreement and such other documents required to be executed and delivered by the undersigned in connection with this subscription.

4.10.        No Defaults or Conflicts.  The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder does not conflict with or constitute a default under any instruments governing the Purchaser, or any law, regulation, order or agreement to which the Purchaser is a party or to which the undersigned is bound.

4.12.        Validity; Enforceability; Binding Effect.  This Agreement and the Registration Rights Agreement delivered herewith have been duly and validly authorized, executed and delivered by the Purchaser, and the agreements herein and therein constitute valid, binding and enforceable agreements of the Purchaser.  The Purchaser is not a partnership, common trust fund, special trust, pension fund, retirement plan or other entity in which the partners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof.

4.13.        Confidentiality.  Unless required by law, the Purchaser shall not disclose, and shall maintain confidential any non-public information related to the Company,  provided that the undersigned may disclose such information to any of its advisors, attorneys and accountants, if such advisor, attorney and/or accountant shall have agreed to be bound by this provision.

4.14       Residence; No General Solicitation.    The Purchaser is a resident of the state(s)or other jurisdiction  referred to in the Purchaser Suitability Questionnaire.    The Purchaser has not been present in any other state or jurisdiction and had any communications with Wunderlich Securities, Inc. or anyone else related to its purchase of Units. The Purchaser has not aware of any general solicitation or advertising relating to the offer or sale of the Units.

4.15         Short Sales; No Net Short Position.  Since the Purchaser has learned of the offering of the Units, it has not engaged in short sales or similar hedging transactions with respect to the Company’s Common Stock and until the Registration Statement which the Company is obligated to file covering the Common Stock including the shares issuable upon exercise of the Warrants has become effective, the Purchaser shall not sell short the shares of the Company’s Common Stock. Until the Purchaser has sold all shares of the Common Stock including the shares issuable upon exercise of the Warrants, it shall not maintain a net short position in the Common Stock prior to the effective date of the Registration Statement. Provided, however, if the Purchaser presently has, or hereafter acquires, a long position in the Company’s Common Stock, the Purchaser may sell short or otherwise engage in hedging transactions with respect to that long position, but not against the shares of Common Stock contained in the Units.

ARTICLE V

COVENANTS

5.1           Filings.  Each of the Company and the Purchaser shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

5.2           Further Assurances.  Each of the Company and the Purchaser shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5.3           Cooperation.  Each of the Company and the Purchaser agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions; provided that, any reasonable, out-of-pocket expenses incurred by the Purchaser related to any such objections shall be reimbursed by the Company.  Except as may be specifically required hereunder, none of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

5.4           Notification of Certain Matters. Each of the Company and the Purchaser shall give prompt notice to the other of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

5.5           Reservation of Common Stock. The Company shall reserve the shares of Common Stock issuable upon exercise of the Warrants with its stock transfer agent until the earlier of (i) exercise of all Warrants or (ii) five years from the date hereof.

ARTICLE VI

INDEMNIFICATION

6.1           Indemnification Generally.  The Company, on the one hand, and the Purchaser, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party (including indemnification by the Company of the Purchaser for any failure by the Company to deliver, or for any failure by the Purchaser to receive, stock certificates representing the Units on the Settlement Date) and all claims, charges, actions or proceedings incident to or arising out of the foregoing (“Losses”).  Notwithstanding the foregoing, (i) the Indemnifying Party shall not be liable for any Losses to the extent such Losses arise out of, result from, or are increased by, the breach of this Agreement by, or the fraudulent acts or gross negligence of, the Indemnified Party, and (ii) the Indemnifying Party shall not be liable to an Indemnifying Party for any Losses in excess of the aggregate amount of the Purchase Price paid for the Units purchased by such Indemnified Party.

6.2           Indemnification Procedures.  Each Person entitled to indemnification under this Article VI (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article VI (an “Indemnifying Party”) of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them.  An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one action  for all parties indemnified by such Indemnifying Party with respect to such claim except for local counsel if the attorneys selected by the Indemnified Party do not maintain an office within the jurisdiction of the court, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent

(which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. The Indemnifying Party shall have no authority to settle any claim against any Indemnified Party unless the Indemnified Party and all applicable officers, directors and employees receive a general release or covenant not to sue with respect to the subject matter of the claim which has been asserted.

ARTICLE VII

MISCELLANEOUS

7.1           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

(a)           if to the Company to:

Meadow Valley Corporation
4411 S. 40th Street, Suite D-11
Phoenix, AZ 85040
Attention: Bradley E. Larson
Telecopy:  (602) 437-1681

with a copy to:

Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202
Attention:  Adam J. Agron, Esq.
Telecopy:  (303) 223-1111

(b)           if to a Purchaser, at its last known address appearing on the books of the Company maintained for such purpose with a copies to:

Harris Cramer LLP
1555 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401-2327
Attention:  Michael D. Harris, Esq.
Telecopy:  (561) 659-0701

and to,

Wunderlich Securities, Inc.
6000 Poplar Avenue, Suite 150
Memphis, TN 38119
Attention:  Caldwell D. Lowrance, Jr., Esq.
Telecopy:  (901) 251-1352

7.2           Loss or Mutilation.  Upon receipt by the Company from any Purchaser of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing shares of Common Stock and Warrants and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Purchaser or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new stock certificate of like tenor to such Purchaser; provided, in the case of mutilation, no indemnity shall be required if the certificate representing shares of Common Stock and Warrants in identifiable form is surrendered to the Company for cancellation.

7.3           Survival.  Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement.  Each representation and warranty made by any Party in this Agreement shall survive the Settlement through the period ending on the date three years from the respective Purchaser’s Settlement Date from the date of this Agreement.

7.4           Remedies.

(a)           Each Party acknowledges that the other Party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each Party hereby (i) waives any and all defenses such Party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) acknowledges that the Party seeking the injunction shall not have to plead or prove irreparable harm or lack of adequate remedy at law nor shall such Party be required to post a bond or other security in order to obtain equitable relief.

(b)           All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

7.5           Entire Agreement.  This Agreement (including the exhibits, appendices and schedules attached hereto), the Confidentiality and Embargo Agreement and the other documents delivered at the Settlement pursuant hereto, contain the entire understanding of the Parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter.  The exhibits and schedules hereto constitute a part hereof as though set forth in full above.

7.6           Expenses; Taxes.  Except as otherwise provided in this Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.  Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Purchaser) arising out of the sale of the Units by the Company to the Purchaser and consummation of the transactions contemplated by this Agreement shall be paid by the Company.

7.7           Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Purchaser.

7.8           Waiver.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

7.9           Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns.  The provisions of this Agreement are intended to be for the benefit of all Purchasers from time to time of the Units and shall be enforceable by any such Purchaser.

7.10         Counterparts.  This Agreement may be executed in any number of counterparts (whether by original signature or a facsimile thereof), each of which shall be an original but all of which together shall constitute one and the same instrument.

7.11         Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

7.12         GOVERNING LAW; INTERPRETATION.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF ANY OTHER JURSIDICTION.

7.13         Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

7.14         State Blue Sky Rescission Rights.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF CALDWELL D. LOWRANCE, JR. AT THE ADDRESS SET FORTH ON THE COVER PAGE OF THE TERM SHEET.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

MEADOW VALLEY CORPORATION

By:	/s/ Bradley E. Larson
Name:	Bradley E. Larson
Title:	Chief Executive Officer

PURCHASER:

See attached Counterpart Signature Page(s).

EXHIBIT A

DEFINITIONS

1.             Defined Terms.  As used herein the following terms shall have the following meanings:

“Agreement” means this Stock Purchase Agreement.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Nevada.

“Common Stock” means the common stock, $.001 par value per share, of the Company, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Contract” means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Indemnified Party” has the meaning set forth in Section 6.2 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 6.2 of this Agreement.

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“Licenses” has the meaning set forth in Section 3.16 of this Agreement.

“Lien” means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

“Losses” has the meaning set forth in Section 6.1 of this Agreement.

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, prospects (solely to the extent they have been publicly disclosed and subject to any qualifications and assumptions applicable to such disclosure, including any forward-looking statement disclaimer) or, where applicable, the management of such Person.

 “Person(s)” means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Purchase Price” has the meaning set forth in Section 1.1 of this agreement.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Requirement of Law” means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.7 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.

“Settlement” has the meaning set forth in Section 1.2 of this Agreement.

“Settlement Date” has the meaning set forth in Section 1.2 of this Agreement.

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 “Subsidiary” means each of those Persons of which another Person, directly or indirectly owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

“Units “ has the meaning set forth in Section 1.1 of this Agreement.

“Warrants” mean the right to purchase shares of Common Stock for a period of five years following the Settlement Date (except as limited by law)  at a price equal to 140% of the per Unit Purchase Price.

2.             Other Definitional Provisions.

(a)           All references to “dollars” or “$” refer to currency of the United States of America.

(b)           Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)           All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

(d)           As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e)           The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

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Schedule 1.1

Purchaser

Name and Address	Purchase Price	Number of Shares of Common Stock	Number of Warrants

(to be completed following execution by the Company)

Schedule 1.2(d)

FORM OF LEGAL OPINION FOR COMPANY’S COUNSEL

Counsel for the Company shall opine to the following:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to own its properties and conduct its business.

2.             The Company has the corporate power and authority to execute and deliver the Purchase Agreement and Warrants, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

3.             Each of the Purchase Agreement and Warrants has been duly authorized, executed and delivered by the Company.  The Company has taken all necessary  action to reserve the shares of Common Stock issuable upon exercise of the Warrants.

4.             Based upon our review of the Company’s Certificate of Incorporation and ledger, the Company has an authorized capitalization as set forth in the Purchase Agreement, and the Units have been duly and validly authorized and, when paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.  The Warrant Shares have been duly and validly authorized and, upon exercise of the Warrants pursuant to the terms thereof, will be validly issued, fully paid and non-assessable.

5.             Except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or governmental body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by the Purchase Agreement and Warrants.

6.             To the undersigned’s knowledge, except as disclosed in the SEC Reports, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject; and to the undersigned’s knowledge, no such proceedings are threatened by governmental authorities or by others.

7.             The issue and sale of the Units and the compliance by the Company with all of the provisions of the Purchase Agreement and Warrants do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed by the Company with the Commission or otherwise known to the undersigned to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except to the extent that such conflict, breach, violation or default would not have a Material Adverse Effect on the Company, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to the undersigned of any court or governmental agency or governmental body having jurisdiction over the Company or any of its properties except to the extent that such violation would not have a Material Adverse Effect on the Company.

8.                                       Assuming the accuracy of the representations and warranties of the Purchaser are correct, the sale of the Units is exempt from registration under the Securities Act.

We have participated in conferences with officers and other representatives of the Company  and representatives of the Placement Agent and their counsel at which the contents of the Private Placement Memorandum were discussed and, although we  are  not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Private Placement Memorandum, nothing has come to our attention  that causes us to believe that the Private Placement Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Private Placement Memorandum at the date of such Private Placement Memorandum, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules, other financial and accounting data, or statistical data derived therefrom, included in the documents contained in the SEC Reports).

[Exhibit B]

[Form of Warrant]

See Term Sheet - Exhibit C

[Exhibit C]

[Form of Registration Rights Agreement]

See Term Sheet - Exhibit B